Exhibit 99.1

PREMIUM COMMENCES “HINGE” DRILLING TARGETING

LARGE BHEM PLATES IN THE 2KM AREA BETWEEN SELEBI DEPOSITS

Toronto, Ontario, June 3, 2025 – Premium Resources Ltd. (TSXV: PREM) (OTC Pink: PRMLF) (“PREM” or the “Company”) is pleased to announce that the surface drilling program is underway in the 2-kilometre gap zone between the Selebi North and Selebi Main deposits (together the “Selebi Mines”). This program is designed to rapidly demonstrate the broader scale potential of the Selebi Mines targeting large borehole electromagnetic (“BHEM”) plates and to further support the Company’s core thesis that these deposits are significantly larger than previously recognized.

Highlights:

●	Targeting BHEM plates indicating potential mineralized connection between Selebi North and Selebi Main deposits.

●	12,500 meters of drilling planned across 6 holes, all suitable for future wedge drilling.

●	Continued expansion of mineralization at Selebi North.

●	Both Selebi North and Selebi Main deposits remain open for expansion through further exploration.

Figure 1: Drilling Locations Selebi Mines Gap Zone

Drilling Program Overview

Two company-owned drill rigs have commenced the first two holes of the deep drilling program, with one drill testing large BHEM plates located down-plunge and down-dip from the Selebi Main mine horizon and trending toward the Selebi North deposit, and the second drill testing BHEM plates located 500 metres down-plunge and down-dip from the Selebi North deposit and trending toward Selebi Main. The program will include approximately 12,500 metres of drilling and is expected to be completed over a five-month period.

Morgan Lekstrom, CEO of Premium Resources commented: “This drilling campaign has the potential to unlock substantial value and marks the delivery of a long-anticipated commitment to the market. We are proud to be advancing this asset aggressively on multiple fronts. Drilling at the Selebi hinge represents a pivotal step in our growth strategy, with numerous additional catalysts expected in the near term. Beyond the hinge, we are actively advancing both of our core assets this year, with a clear goal to become the next major source of critical metals, anchored in a Tier One mining jurisdiction.”

About Premium Resources Ltd.

PREM is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

PREM is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked on over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. PREM’s senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

For further information about Premium Resources Ltd., please contact:

Morgan Lekstrom

CEO and Director

morganl@premiumresources.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@premiumresources.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to: the expectation that the deposits at the Selebi mines are significantly larger than previously recognized; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mines as currently contemplated; the ability of exploration activities (including drill results) to accurately predict mineralization; management’s belief that the Selebi and Selebi North deposits may be connected at depth; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the ability of the Company to define additional or upgrade existing mineral resource estimates on the Selebi Mines in accordance with National Instrument 43-101; the effective targeting activities proposed by the Company; the ability to identify additional mineralization down plunge of existing workings and the ability of such findings to be used to complete a MRE and/or to support further economic studies; the ability and timing of advancing the underground drilling program at the Selebi Mines as contemplated (if at all); the results of the drill program at the Selebi Mines and the timing and disclosures of the Company regarding same; the relationships between, and continuity of, the various deposits (if any); the benefits of the Company’s approach to exploration; and the anticipated benefits of the Company’s approach to the resource development plan. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of drilling and metallurgical test results; the ability of exploration results to predict mineralization, prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.ca) under the Company’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Follow Us

X: https://x.com/prem_resources

LinkedIn: https://www.linkedin.com/company/Premium-Resources

Facebook: https://www.facebook.com/PremiumResourcesLtd